MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

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PCAOB REGISTERED

September 27, 2009

U. S. Securities and Exchange Commission

450 Fifth Street NW

Washington DC  20549

Re: OpenCell BioMed, Inc.

Dear Sirs:

We were previously the principal auditors for OpenCell BioMed, Inc. and we reported on the financial statements of OpenCell BioMed, Inc. for the period of May 31, 2009.  We have read OpenCell BioMed, Inc.'s statements under Item 4 of its Form 8-K, dated September 27, 2009, and we agree with such statements.

For the most recent fiscal period through to September 29, 2009, there have been no disagreements between OpenCell BioMed, Inc. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

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Moore & Associates, Chartered

Las Vegas, Nevada

6490 West Desert Inn Road, Las Vegas, NV 89146

(702) 253-7499

Fax (702) 253-7501